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                                                                 Exhibit 10(s)

FOLKSAMERICA HOLDING COMPANY, INC.
WHITE MOUNTAINS PERFORMANCE SHARE PLAN



1.   PURPOSE

     The purpose of the Folksamerica Holding Company Plan (the "Company" and the "Plan" respectively) is to advance the interests of White Mountains Insurance Group, Ltd. ("White Mountains") and its stockholders by providing long-term incentives to certain key executives of the Company and of its subsidiaries who perform services for White Mountains and its affiliates and subsidiaries from time to time.

2.   ADMINISTRATION

     The Plan shall be administered by the Board of Directors (the "Board") of the Company or a "Committee" of disinterested Directors of the Board in consultation with White Mountains executives.

     The Board in consultation with White Mountains shall have exclusive authority to select the employees of the Company to be granted Awards, to determine the type, size and terms of the Awards and to prescribe the form of the instruments embodying Awards. The Board shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Board deems desirable to carry it into effect. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Company shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.   PERFORMANCE SHARES

     The Award of Performance Shares to a participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the "Actual Value") as determined by the Board. Payment in respect of an Award shall be made as provided in subparagraph 3(e). Each Award of Performance Shares shall be subject to the following terms and conditions:

     (a) The Board shall determine the number of Performance Shares to be granted to each participant. The "Maximum Value" of each Performance Share shall be the market value per Share on the date the award is paid or becomes payable to participants. Performance Shares may be issued in different classes or series having different terms and conditions.


     (b) The award period (the "Award Period") in respect of any Award of Performance Shares shall be such periods as the Board shall determine commencing as of the beginning of the fiscal year of the Company in which such Award is made. At the time each Award is made, the Board shall establish performance objectives to be attained within the performance periods as the means of determining Actual Value. Subject to adjustment by the Board from Award Period to Award Period, such Award shall be based upon the economic performance target of White Mountains over a rolling three year performance period which Award shall be based upon the growth in economic value of White Mountains and to the extent deemed appropriate by the Board in their sole judgment, the economic return of Folksamerica. The Actual Value of



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         a Performance Share shall be equal to its Maximum Value only if the performance objectives are attained in full. In determining Actual Value, the Board shall multiply the total number of Shares available for payout at that time with respect to the participant by the Actual Value of each individual Share.

     (c) Performance Shares shall be cancelled if the participant's continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except solely by reason of a period of Related Employment as defined in paragraph 5, and except as otherwise specified in this subparagraph 3(c) or in subparagraph 3(d). Notwithstanding the foregoing and without regard to subparagraph 3(b), if a participant shall,

         (i) while in such employment, die or become disabled as described in paragraph 4 prior to the end of the Award Period, the Performance Shares shall be cancelled at the end of the next ending performance period and he, or his legal representative, as the case may be, shall receive payment in respect of such Shares which he would have received had he been in continuous employment with the Company through the end of that period and had the individual performance objectives, if any, that were imposed been achieved; provided, however, that no such continuation shall be deemed to have occurred for purposes of applying subparagraph 3(d) in the event of an Adverse Change in the Plan in respect of the participant following a Change in Control; or

         (ii) retire under an approved retirement program of the Company or a subsidiary (or such other plan as may be approved by the Board, in its sole discretion, for this purpose) prior to the end of the Award Period, and

                  (A) at the time of his retirement, the participant is 65 years old or older, the Performance Shares shall be cancelled at the end of the next ending performance period, and he shall receive the Maximum Value in respect to such Shares, at the date of cancellation,

                  (B) at the time of his retirement the participant is less than 65 years old and his retirement occurs prior to the end of the first performance period, and before 24 months have elapsed since the first day of the Award Period, the participant shall receive payment with respect to the Actual Value of one-ninth of the Performance Shares awarded to him under the Award, and

                  (C) at the time of his retirement the participant is less than 65 years old and his retirement occurs prior to the end of the first performance period and after at least 24 months have elapsed since the first day of the Award Period, the participant shall receive payment with respect to the Actual Value of two-ninths of the Performance Shares awarded to him under the Award.

     (d) If within 24 months after a Change in Control of the Company as defined in subparagraph 6(a) and prior to the end of an Award Period:

         (i) there is a Termination Without Cause, as defined in paragraph 7, of the employment of a participant;

         (ii) there is a Constructive Termination, as defined in paragraph 8, of the employment of a participant; or

         (iii) there occurs an Adverse Change in the Plan, as defined in paragraph 9, in respect of a participant, then:

                  (A)      the participant shall receive the Maximum Value of:


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                           (1)      that number of Performance Shares which is
                                    in the same proportion to the total number of Performance Shares awarded to the participant under such Award as

                                    (x)     the number of full months which have
                                            elapsed since the first day of the
                                            Award Period to the end of the first
                                            month in which occurs one of the
                                            events described in clauses (i),
                                            (ii) or (iii) of subparagraph 3(d)
                                            is to

                                    (y)     the total number of months in the
                                            Award Period, less

                           (2) the number of Performance Shares awarded to the participant under the Award in respect of which payment has already been made to the participant, and

                  (B) if the number of Performance Shares determined pursuant to subclause (1) of clause (A) is less than the number of Performance Shares subject to the particular Award, the participant shall receive the Actual Value of the remaining Performance Shares. The Actual Value of the remaining Performance Shares shall be determined as follows:

                           (x) if the Board shall have determined, prior to the Change in Control and based on the most recent performance status reports, that the performance objectives for the particular Award were being met at the date of the determination, the Actual Value of the remaining Performance Shares subject to the particular Award shall be equal to their Maximum Value, and

                           (y) if the determination of the Board was that the performance objectives for the particular Award were not being met at the date of the determination, the Actual Value of the remaining Performance Shares subject to the particular Award shall be such amount as shall have been determined by the Board as provided above in this subparagraph 3(d), but in no event shall Actual Value be less than fifty percent (50%) of Maximum Value. Payment of any amount in respect of Performance Shares as described above in this subparagraph 4(d) shall be made as promptly as possible after the occurrence of one of the events described in clauses 3(d)(i) through 3(d)(iii). Notwithstanding anything herein to the contrary, if, following a Change in Control of the Company as defined in subparagraph 6(a), a participant's employment remains continuous through the end of a performance period, then the participant shall be paid with respect to those Performance Shares for which he would have been paid had there not been a Change in Control and the Actual Value of those Shares shall be determined in accordance with subparagraph 3(e).

     (e) Payment of any amount in respect of the Performance Shares shall be made by the Company as promptly as practicable or shall be deferred to such other time or times as the Board shall determine, and may be made in cash, in White Mountains Shares, or partly in cash and partly in White Mountains Shares as determined by the Board. Such deferred payments may be made by undertaking to pay cash in the future, together with such additional amounts as may accrue thereon until the date or dates of payment, as determined by the Board in its discretion.


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4.   DISABILITY


     For the purposes of this Plan, a participant shall be deemed to be disabled if the Board shall determine that the physical or mental condition of the participant is such as would entitle him to payment of monthly disability benefits under any disability plan of the Company or a subsidiary in which he is a participant .

5.   RELATED EMPLOYMENT

     For the purposes of this Plan, Related Employment shall mean the employment of an individual by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the individual and continued at the request of the Company or a subsidiary; (ii) immediately prior to undertaking such employment, the individual was an officer or employee of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Board, in its sole discretion, as Related Employment for the purposes of this paragraph 6. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was an officer or employee of the Company.

6.   CHANGE IN CONTROL

     (a) For purposes of this Plan, a "Change in Control of White Mountains or the Company" within the meaning of this subparagraph 7(a) shall occur if:

         (i) Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than John J. Byrne, Berkshire Hathaway, Inc. or one of its wholly owned subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the White Mountains' then outstanding Shares or fifty percent (50%) or more of the then outstanding shares of the Company;

         (ii) the Continuing Directors, as defined in subparagraph 6(b), cease for any reason to constitute a majority of the Board of White Mountains; or

         (iii) the business of the Company for which the participant's services are principally performed is disposed of by White Mountains pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company).

     (b) For the purposes of this Plan, "Continuing Director" shall mean a member of the White Mountains Board (A) who is not an employee of the Company or its subsidiaries or of a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35%) or more of the Company's Shares and (B) who either was a member of the Board on September 4, 1985, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company's shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any Board thereof). Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he is the only Continuing Director on the Board, but no such action may be taken if there are not Continuing Directors on the Board.

7.   TERMINATION WITHOUT CAUSE


     For purposes of this Plan, "Termination Without Cause" shall mean a termination of the participant's employment with the Company or a subsidiary by the Company or the subsidiary other than (i) for disability as described in paragraph 4 or (ii) for Cause. "Cause" shall mean (a) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross


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     misconduct by the participant in connection with his employment by the
     Company or by a subsidiary which causes, or is likely to cause, material loss or damage to the Company. Notwithstanding anything herein to the contrary, if the participant's employment with the Company or one of its subsidiaries shall terminate due to a Change in Control of the Company as described in Subsection 6(a)(iii), where the purchaser, as described in such subsection, formally assumes the Company's obligations under this Plan or places the participant in a similar or like plan with no diminution of the value of the awards, such termination shall not be deemed to be a "Termination Without Cause."

8.   CONSTRUCTIVE TERMINATION

     "Constructive Termination" shall mean a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his salary or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this paragraph 9 until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this paragraph 9 on the basis of which the declaration of Constructive Termination is given.

9.   ADVERSE CHANGE IN THE PLAN

     An "Adverse Change in the Plan" shall mean

     (a) termination of the Plan pursuant to subparagraph 14(a);

     (b) amendment of the Plan pursuant to paragraph 13 that materially diminishes the value of Awards that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual participants in the Plan or in the aggregate, as the case may be; or

     (c) in respect of any holder of an Award a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

10.  DILUTION AND OTHER ADJUSTMENTS

     In the event of any change in the Outstanding Shares of White Mountains by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, and if the Board shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan, in the number or kind of Shares subject to, or the Stock Option price per share under, any outstanding Stock Option, in the number or kind of Shares which have been awarded as Restricted Stock or in the repurchase option price per share relating thereto, in the number of Maximum Value or Actual Value of Performance Shares which have been awarded to any participant, or in any measure of performance, then such adjustment shall be made by the Board and shall be conclusive and binding for all purposes of the Plan.

11.  DESIGNATION OF BENEFICIARY BY PARTICIPANT

     A participant may name a beneficiary to receive any payment to which he may be entitled in respect of


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     Performance Shares under the Plan in the event of his death, on a form to be provided by the Board. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant's executors or administrators, the term "beneficiary" as used in the Plan shall include such person or persons.

12.  MISCELLANEOUS PROVISIONS

     (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary.

     (b) A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability or such participant.

     (c) No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws and Bermuda law.

     (d) The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. Notwithstanding anything in this Plan to the contrary, if the Company is unable to take a tax deduction for any period for which the Award is otherwise paid by reason of Section 162(m) of the Code, then in such event, such Award shall be deferred to the participants account as part of the Company Deferred Compensation Plan. It shall be a condition to the obligation of the Company to pay a Performance Share that the participant pay any and all withholding taxes upon demand of the Company, in such amounts as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes of the participant. If the amount requested is not paid, the Company may refuse to make payment.

     (e) The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee of a subsidiary:

         (i) if such Award results in payment of cash to the participant, such subsidiary shall pay to the Company an amount equal to such cash payment; and

         (ii) if the Award results in the issuance to the participant of Shares, such subsidiary shall pay to the Company an amount equal to fair market value thereof, as determined by the Board, on the date such Shares are issued (or, in the case of issuance of Restricted Stock or of Shares subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which such Shares are no longer subject to applicable restriction), minus the amount, if any received by the Company in exchange for such Shares.

     (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

     (g) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Board.


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13.  AMENDMENT


     The Plan may be amended at any time and from time to time by the Board, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of employees eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award previously granted without such participant's written consent.




14.  TERMINATION

     This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) the adoption of a resolution of the Board terminating the Plan; or

     (b) ten years from the date the Plan is initially or subsequently approved and adopted by the shareholders of the Company.

     No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.


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